Exhibit 10.1
Execution Version

ALTISOURCE S.À R.L.

CREDIT AGREEMENT

Dated as of June 22, 2021
with

STS MASTER FUND, LTD.

____________________________________________________________
____________________________________________________________

        TABLE OF CONTENTS
ii

- iii -

EXHIBITS
2    -    Note
5.1    -    Officer's Certificate
5.3    -    Pledge Agreement

- iv -

ALTISOURCE S.À R.L.
CREDIT AGREEMENT
This Agreement, dated as of June 22, 2021, is between ALTISOURCE S.À R.L., a private limited liability company (société à responsabilité limitée) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 40, Avenue Monterey, L-2163, Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B-189519 (the “Borrower”), and STS Master Fund, Ltd. (the “Lender”). The parties agree as follows:
1.Definitions; Certain Rules of Construction. Except as the context otherwise explicitly requires, (a) the capitalized term “Section” refers to sections of this Agreement, (b) the capitalized term “Exhibit” refers to exhibits to this Agreement, (c) references to “$” and “Dollars” are to United States dollars, (d) the word “including” shall be construed as “including without limitation”, (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, and (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents. References to “the date hereof” mean the date first set forth above.
“Affiliate” means a Person controlling, controlled by or under common control with the Borrower.
“Bankruptcy Code” means Title 11 of the United States Code (or any successor statute).
“Borrower” is defined in the preamble to this Agreement.
“Business Day” means any day (other than Saturday or Sunday) on which banks are open to conduct business in New York, New York.
“Change of Control” means (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) (other than (i) William C. Erbey, his estate, spouse, lineal descendants, legatees, legal representatives (in their capacities as such) or the trustee (in its capacity as such) of a bona fide trust of which one or more of the foregoing are the principal beneficiaries or grantors thereof,(ii) STS Master Fund, Ltd. and its Affiliates or (iii) any entity controlled, directly or indirectly, by any Persons referred to in the preceding clauses (i) or (ii) whether through the ownership of voting securities, by contract or otherwise) shall have acquired beneficial ownership or control of 50.0% or more on a fully diluted basis of the voting and/or economic interest in the equity interests of Holdings; (b) a majority of the seats on the board of directors (or similar governing body) of Holdings shall be occupied by Persons other than (i) directors on the date of this Agreement, (ii) directors whose election or nomination was approved by individuals referred to in clause (i) of this clause (b) constituting at the time of such election or nomination at least a majority of the board of directors (or similar governing body) of Holdings or (iii) directors whose election or nomination was approved by individuals referred to in clauses (i) or (ii) of this clause (b) constituting at the time of such election or nomination at least a majority of the board of directors (or similar governing body) of Holdings; or (c) Holdings fails to own and control, directly or indirectly, 100% of the equity interests of the Borrower.
“Closing Date” means the date on which any extension of credit is made pursuant to Section 2.
“Credit Documents” means:
(a)this Agreement, the Pledge Agreement and the Note, each as from time to time in effect; and
(b)any other present or future agreement or instrument from time to time entered into by the Lender, on one hand, and the Borrower on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.
“Credit Obligations” means all present and future liabilities, obligations and Indebtedness of the Borrower under or in connection with this Agreement, the Note or any other Credit Document, including obligations in respect of principal, interest, amounts provided for in Section 3.2 and other fees, charges, indemnitees and expenses from time to time owing hereunder or under any other Credit Document.
“Credit Party” means the Borrower, Holdings, the Pledgor and each other Person party to a Credit Document and obligated with respect to a Credit Obligation owing to the Lender.
“Default” means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.
“Event of Default” is defined in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934.
“Final Maturity Date” means June 22, 2024, or such other date as may be agreed by the Borrower and the Lender.
“GAAP” means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board, consistently followed.

“Holdings” means Altisource Portfolio Solutions S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 40, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B-72391.
“Indemnified Party” is defined in Section 9.2.
“Lender” has the meaning specified in the preamble to this Agreement.
“Loan” is defined in Section 2.4.
“Margin Stock” means “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.
“Material Adverse Change” means a material adverse change in the business, operations, assets, financial condition, or income of Holdings and its Subsidiaries on a consolidated basis.
“Maximum Amount of Credit” means, on any date, the lesser of (a) (i) from the initial Closing Date through June 22, 2022, $20,000,0000, (ii) from June 23, 2022 through June 22, 2023, $15,000,0000 and (iii) from June 22, 2023 to the Final Maturity Date, $10,000,000, in each case, or such other amount as may be agreed by the Borrower and the Lender, and (b) the amount (in an integral multiple of $10,000) to which the then applicable amount set forth in clause (a) above shall have been irrevocably reduced from time to time by notice from the Borrower to the Lender.
“Note” is defined in Section 2.4.
“Payment Date” means the last Business Day of each March, June, September and December; provided that the first Payment Date shall be September 30, 2021.
“Person” means any present or future natural person or any corporation, association, partnership, joint venture, limited liability company, business trust, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.
“Pledge Agreement” is defined in Section 5.3.
“Pledgor” means Altisource Asia Holdings Ltd I, a company organized under the laws of Mauritius.
“Repricing Transaction”  means the prepayment or refinancing of all or a portion of the Loan (accompanied by a corresponding reduction in the Maximum Amount of Credit) with the incurrence by the Borrower of any debt financing having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Lender consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fee or “original issue discount” shared with all lenders of such loans, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders of such loan) that is less than the interest rate for or weighted average yield (as determined by the Lender on the same basis) of the Loan.
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Subsidiary” means any Person of which the Borrower (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own more than 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold more than 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer.
2.Revolving Credit Facility.
2.1 Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the initial Closing Date and prior to the Final Maturity Date the Lender will make loans to the Borrower in such amounts as may be requested by the Borrower in accordance with Section 2.2. The sum of the aggregate principal amount of loans made under this Section 2.1 at any one time outstanding shall in no event exceed the Maximum Amount of Credit then in effect.
2.2 Borrowing Requests.The Borrower may from time to time request a loan under Section 2.1 by providing to the Lender a notice (which may be given by a telephone call and promptly confirmed in writing) not later than noon (New York time) on the third Business Day prior to the requested Closing Date. The notice must specify the amount of the requested revolving loan (which shall be not less than $500,000 and an integral multiple of $25,000 in excess thereof) and be in substantially the form of Exhibit 5.1. Each such loan will be made by wiring the amount thereof to the account specified by the Borrower in such notice.
2.3 Note. The aggregate principal amount of the loans outstanding from time to time under this Section 2.1 is referred to as the “Loan”. The Lender shall keep a record of the Loan. The Borrower's obligations to pay the Loan shall be evidenced by the Borrower's note in substantially the form of Exhibit 2 (the “Note”), payable to the Lender.

3.Interest; Fees, etc.
3.1 Interest. The Loan shall accrue and bear interest at a rate of 9% per annum. The Borrower will pay the accrued and unpaid interest on the Loan on each Payment Date and on any stated or accelerated maturity of the Loan. Notwithstanding the foregoing, if any principal or interest on any Loan or any fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall, after notice by the Lender to the Borrower, bear interest at a rate of 11% per annum.
3.2 Fees.
3.2.1 Yield Enhancement Fee On the initial Closing Date, the Borrower shall pay to the Lender an upfront yield enhancement fee equal to 2.5% of the Maximum Amount of Credit on the day immediately preceding such initial Closing Date.

3.2.2 Commitment Fee In consideration of the Lender's commitments to make the extensions of credit provided for in Section 2, while such commitments are outstanding, the Borrower will pay to the Lender, on each Payment Date and on the Final Maturity Date, an amount equal to interest computed at a per annum rate equal to 0.50% on the amount by which (a) the average daily Maximum Amount of Credit during the three-month period or portion thereof ending on such Payment Date exceeded (b) the average daily Loan during such period or portion thereof; provided, however, that the first such payment shall be for the period beginning on the initial Closing Date and ending on the first Payment Date.
3.3 Computations of Interest. For purposes of this Agreement, interest (and any amount expressed as interest) shall be computed on the basis of a 365/366-day year.
4.Principal Repayment.
4.1 Payment at Maturity. On the Final Maturity Date, the Borrower will pay to the Lender an amount equal to the Loan, together with all accrued and unpaid interest thereon and all other Credit Obligations then outstanding.
4.2 Contingent Required Prepayment. If at any time the Loan exceeds the limits set forth in Section 2.1, the Borrower shall within three Business Days after notice from the Lender pay the amount of such excess to the Lender as a prepayment of the Loan.
4.3 Voluntary Prepayments of Loan. (a) The Borrower may from time to time prepay all or any portion of the Loan (in a minimum amount of $100,000 and an integral multiple of $1,000), without premium except as described in clause (b) of this Section 4.3. (b) At the time of any prepayment of the Loan (with a corresponding reduction of the Maximum Amount of Credit) in connection with any Repricing Transaction that is consummated (i) prior to the first anniversary of the initial Closing Date, the Borrower shall pay to the Lender a fee in an amount equal to 2% of the amount of the Loan being prepaid (with a corresponding reduction of the Maximum Amount of Credit) and (ii) after the first anniversary of the initial Closing Date but prior to the second anniversary of the initial Closing Date, the Borrower shall pay to the Lender a fee in an amount equal to 1% of the amount of the Loan being prepaid (with a corresponding reduction of the Maximum Amount of Credit).

4.4 Reborrowing. The amounts of the Loan prepaid may be reborrowed in accordance with Section 2, subject to the limitations thereof.
5.Conditions to Extending Credit. The obligation of the Lender to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date therefor, of the following conditions:
5.1 Officer's Certificate. The representations and warranties contained in Section 6 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though originally made on and as of such date; no Default shall exist on the Closing Date prior to or immediately after giving effect to the requested extension of credit; and the Borrower shall have furnished to the Lender on the Closing Date a certificate to these effects, in substantially the form of Exhibit 5.1.
5.2 Note. On the initial Closing Date the Borrower shall have executed the Note and delivered it to the Lender.
5.3 Pledge Agreement. On the Initial Closing Date the Pledgor shall have duly authorized, executed and delivered to the Lender a Pledge Agreement with respect to all the outstanding equity interests in Altisource Business Solutions Private Limited, a company organized under the laws of India, in substantially the form of Exhibit 5.3 (the “Pledge Agreement”).
5.4 Perfection of Security. The Pledgor shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such notices, financing statements and other instruments as the Lender may have reasonably requested in order to perfect the liens purported or required pursuant to the Credit Documents to be created in the Credit Security and shall have paid all filing or recording fees or taxes required to be paid in connection therewith, including any recording, documentary, transfer or intangible taxes.
5.5 Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary proceedings of the Credit Parties. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person with respect to any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.
5.6 Legality, etc. The making of the requested extension of credit shall not (a) subject the Lender to any penalty or special tax or (b) be prohibited by any law or governmental order or regulation applicable to the Lender.
5.7 General. All instruments, and legal and corporate proceedings, in connection with the transactions contemplated by this Agreement and each other Credit Document shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received copies of all documents, including records of corporate proceedings, which the Lender may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.
6.Representations and Warranties. In order to induce the Lender to extend credit to the Borrower hereunder, the Borrower represents and warrants that:
6.1 Organization and Business. Each Credit Party is duly organized, validly existing and, to the extent applicable, in good standing under the laws of its jurisdiction of organization, with all power and authority necessary (a) to enter into and perform this Agreement and each other Credit Document to which it is party, and (b) to own its properties and carry on the business now conducted or proposed to be conducted by it. Each Credit Party has taken all action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. Copies of the organizational documents of each Credit Party have been previously delivered to the Lender and are correct and complete.
6.2 Financial Statements and Other Information. The Borrower has previously furnished to the Lender copies (or such copy is available to the Lender through public filings with the SEC) of (a) the consolidated balance sheet of Holdings and its Subsidiaries as of December 31, 2020, and the related consolidated statement of earnings, stockholders' equity and cash flows for the fiscal years of Holdings then ended, accompanied by the review of the Holdings' accountants and (b) the consolidated balance sheet of Holdings and its Subsidiaries as of March 31, 2021 and the related statements of earnings and of cash flows for the fiscal quarter and portion of the fiscal year then ended. The financial statements (including the notes thereto) referred to in the preceding sentence have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject to the case of interim statements only to normal year-end audit adjustments and the addition of footnotes.
6.3 Changes in Condition. No Material Adverse Change has occurred since December 31, 2020.
6.4 Litigation. No litigation, at law or in equity, or any proceeding before any federal, state, provincial or municipal court, board or other governmental or administrative agency or any arbitrator is pending or to the knowledge of the Borrower threatened which may reasonably involve any material risk of any final judgment or liability not adequately covered by insurance or which is otherwise reasonably likely to result in any Material Adverse Change. Other than as disclosed in the financial statements, no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency or arbitrator has been issued against Holdings or any of its Subsidiaries which has resulted, or creates a material risk of resulting, in any Material Adverse Change.
6.5 No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in this Agreement or any other Credit Document, has constituted or resulted in or will constitute or result in:
(a)any breach or termination of the provisions of any agreement, instrument, deed or lease to which any Credit Party is a party or by which it is bound, or of the charter, by-laws or other organizational documents of any Credit Party;
(b)the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to any Credit Party;
(c)the creation under any agreement, instrument, deed or lease of any lien upon any of the assets of any Credit Party (other than under the Credit Documents); or
(d)any redemption, retirement or other repurchase obligation of any Credit Party under any charter, bylaw, other organizational document, agreement, instrument, deed or lease.
No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any Credit Party in connection with the execution, delivery and performance of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby or the making of any borrowing by the Borrower hereunder.
6.6 Taxes. Each Credit Party has filed (or obtained extensions to file) required tax returns and paid taxes due except such taxes as are being contested in good faith and as to which adequate reserves have been set aside in conformity with GAAP.

7.General Covenants. The Borrower covenants that, until all of the Credit Obligations shall have been paid in full and until the Lender's commitment to extend credit under this Agreement and any other Credit Document shall have been terminated, the Borrower will comply with the following provisions:
7.1 Use of Proceeds. The proceeds of the extensions of credit hereunder shall be used only for general corporate purposes.
7.2 Payment of Taxes and Other Amounts. The Borrower will pay (a) all taxes, assessments and governmental charges imposed upon it or upon its property and (b) all accounts payable in conformity with customary trade terms, in each case unless the validity or amount thereof is being contested in good faith by appropriate proceedings, and the Borrower has established adequate reserves in accordance with GAAP.

7.3 Compliance with Laws. The Borrower will comply with all applicable laws, rules, regulations and orders, and duly observe all valid requirements of governmental authorities, except where failure so to comply would result, and would not create a material risk of resulting, in a Material Adverse Change. The Borrower will not own any Margin Stock in a manner that would result in a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve Board.
7.4 Insurance.
7.4.1 Property Insurance. The Borrower shall keep, or cause to be kept, its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

7.4.2 Liability Insurance. The Borrower shall maintain, or cause to be maintained, with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

7.5 Financial Statements and Reports.
7.5.1 Annual Reports. The Borrower shall furnish to the Lender within five days after the date on which Holdings is required, under the Exchange Act, to file its Annual Report on Form 10-K with the SEC, commencing with the Fiscal Year in which the initial Closing Date occurs, the consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal year, the consolidated statements of income of changes in shareholders' equity and of cash flows of Holdings and its Subsidiaries for such fiscal year and comparative figures for the immediately preceding fiscal year, all accompanied by reports of independent certified public accountants of recognized national standing, containing no material qualification, to the effect that they have audited the foregoing financial statements in accordance with GAAP and that such financial statements present fairly, in all material respects, the financial position of Holdings and its Subsidiaries at the dates thereof and the results of its operations for the periods covered thereby in conformity with GAAP; provided that the filing by Holdings of its Annual Report on Form 10-K with the SEC within the time period described in this Section 7.5.1 accompanied by a report of independent accountants satisfying the requirements of this Section 7.5.1 shall satisfy the requirements of this Section 7.5.1.

7.5.2 Quarterly Reports. The Borrower shall furnish to the Lender, within five days after the date on which Holdings is required, under the Exchange Act , to file its Quarterly Report on Form 10-Q with the SEC, commencing with the Fiscal Quarter in which the initial Closing Date occurs, the internally prepared consolidated balance sheet of Holdings and its Subsidiaries as of the end of such fiscal quarter, the consolidated statements of income, of changes in shareholders' equity and of cash flows of Holdings and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended and comparative figures for the same period in the preceding fiscal year; provided that the filing by Holdings of its Quarterly Report on Form 10-Q with the SEC within the time period described in this Section 7.5.2 shall satisfy the requirements of this Section 7.5.2.

7.5.3 Notice of Defaults, Material Adverse Change. Promptly upon acquiring knowledge thereof, the Borrower shall notify the Lenders of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Borrower has taken, is taking or proposes to take with respect thereto.

7.5.4 Other Information. From time to time at reasonable intervals upon written request of any authorized officer of the Lender, the Borrower shall furnish to the Lender such other information regarding the business, assets, financial condition, income or prospects of Holdings and its Subsidiaries as such officer may reasonably request, including copies of licenses, agreements, leases and instruments to which any Credit Party is party. The Lender's authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Borrower for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document.

8.Defaults.
8.1 Events of Default. The following events (unless waived in writing by the Lender) are herein referred to as “Events of Default”:
8.1.1 Payment. The Borrower shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three Business Days, or (b) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

8.1.2 Covenant Compliance. The Borrower shall fail to perform or observe any of the other material provisions of the Credit Documents required to be performed or complied with by it and such failure continues for a period of 10 days after written notice thereof is given by the Lender to the Borrower.

8.1.3 Representations and Warranties. Any written representation or warranty of or with respect to any Credit Party in, pursuant to or in connection with this Agreement or any other Credit Document, or in any certificate, notice, financial statement or other report furnished to the Lender in connection therewith, shall be materially false on the date as of which it was made.
8.1.4 Cross-Default. A default shall exist under any instrument or agreement of any Credit Party under which indebtedness of $40,000,000 or more is outstanding and, by reason of such default, the holder or holders of such indebtedness would be permitted under the terms of such instrument or agreement to accelerate the maturity of such indebtedness.
8.1.5 Judgments. A final judgment (a) which, with other outstanding final judgments against the Credit Parties, exceeds an aggregate of $40,000,000 in excess of applicable insurance coverage shall be rendered against Credit Party, or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if (i) within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 60 days after the expiration of any such stay, such judgment shall not have been discharged.
8.1.6 Change in Control. A Change of Control occurs.
8.1.7 Bankruptcy. Any Credit Party shall:
(a)commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;
(b)have filed against it a petition commencing an involuntary case under the Bankruptcy Code which shall not have been dismissed within 60 days after the date on which such petition is filed; or file an answer or other pleading within such 60day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;
(c)have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;
(d)seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;
(e)have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or

(iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or
(f)make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.
8.2 Certain Actions Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:
8.2.1 No Obligation to Extend Credit; Acceleration. Upon notice by the Lender to the Borrower, the obligations of the Lender to make any extension of credit hereunder shall automatically terminate and the Credit Obligations shall become immediately due and payable.
8.2.2 Exercise of Rights. The Lender shall proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document.
8.2.3 Bankruptcy Default. Upon the occurrence of an Event of Default under Section 8.1.7, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.
8.2.4 Setoff. The Lender may offset and apply toward the payment of such balance or part thereof (and/or toward the curing of any Event of Default) any indebtedness from the Lender to the Borrower or Holdings, regardless of the adequacy of any security for the Credit Obligations, and the Lender shall have no duty to determine the adequacy of any such security in connection with any such offset.
8.2.5 Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lender's rights hereunder and under each other Credit Document shall be cumulative.
8.3 Waivers. The Borrower hereby waives to the extent not prohibited by applicable law:
(a)all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions of this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;
(b)any requirement of diligence or promptness on the part of any Lender in the enforcement of its rights under this Agreement, the Note or any other Credit Document; and

(c)any and all notices of every kind and description which may be required to be given by any statute or rule of law.
9.Expenses; Indemnity.
9.1 Expenses. The Borrower will pay: (a) all reasonable and documented expenses of the Lender (including the reasonable documented fees and disbursements of counsel to the Lender) in connection with the preparation of this Agreement, the transactions contemplated hereby, and operations hereunder; (b)  all transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement or the Loan; and (c) all other reasonable and documented expenses incurred by the Lender in connection with the enforcement of any rights hereunder or under any other Credit Document upon the occurrence and during the continuance of an Event of Default, including costs of collection and reasonable and documented attorneys' fees and expenses; provided, however, that notwithstanding the foregoing, the amount payable under clauses (a) and (b) of this Section 9.1 shall not exceed $50,000.
9.2 General Indemnity. The Borrower shall indemnify the Lender and each of the Lender's directors, officers, employees, agents, attorneys, accountants, consultants and each Person, if any, who controls the Lender (each Lender and each of such directors, officers, employees, agents, attorneys, accountants, consultants and control Persons is referred to as an “Indemnified Party”) and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving Holdings or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving Holdings or any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, (c) the existence or exercise of any security rights with respect to the collateral under the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to litigation or arbitration proceeding commenced by the Borrower against the Lender which seeks enforcement of any of the rights of the Borrower hereunder or under any other Credit Document and is determined adversely to the Lender in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from an Indemnified Party's gross negligence, willful misconduct or bad faith as determined in a final nonappealable judgment.
10.Successors and Assigns. Any reference in this Agreement to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Borrower or the Lender that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns; provided, however, that the Borrower may not assign its rights or obligations under this Agreement under any circumstances and the Lender may assign its rights or obligations under this Agreement only as follows: The Lender may from time to time grant participations in the Loan and Note, or assign all or part of the Loan and Note, upon such terms as the Lender may determine, to Affiliates of the Lender or, with the consent of the Borrower, which consent shall not be unreasonably withheld, to banks or financial institutions.
11.Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing (e-mail sufficing). Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy (confirmed by telephone or writing) or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answer back) or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with firstclass postage prepaid and registered or certified.
If to the Borrower, to it at the following address:
Altisource S.à r.l.
40, avenue Monterey
Luxembourg City
Luxembourg L-2163
    Or to: Gregory.Ritts@altisource.lu
If to the Lender, to it at the following address:
C/O Deer Park Road Management Company, LP
1195 Bangtail Way
Steamboat Springs, CO 80487
Or to: Compliance@deerparkrd.com

12.Course of Dealing, Amendments and Waivers. No course of dealing between the Lender and the Borrower or any Affiliate of the Borrower shall operate as a waiver of any of the Lender's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. No delay or omission on the part of the Lender in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Lender.
13.Arbitration. Each of the Borrower and the Lender agrees that:
(a)Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
(b)Claims shall be heard by a single arbitrator under the Expedited Procedures of the American Arbitration Association.
(c)The place of arbitration shall be New York, New York. The arbitration shall be governed by the laws of the State of New York.
(d)The arbitrator will have no authority to award punitive or other damages not measured by the prevailing party’s actual damages, except as may be required by statute. The arbitrator shall not award consequential damages in any arbitration initiated under this section. The award of the arbitrator shall be accompanied by a reasoned opinion.
(e)Except as may be required by law, neither a party nor the arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of the Borrower and the Lender.
14.General. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been material and relied on by the Lender, notwithstanding any investigation made by the Lender, and shall survive the execution and delivery to the Lender hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
[The Remainder Of This Page Is Intentionally Blank]

Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

Borrower:	ALTISOURCE S.À R.L. By ________________________________ Title:

Lender:	STS MASTER FUND, LTD. By _________________________________ Title:

[Signature Page to Credit Agreement]

EXHIBIT 2

NOTE
June 22, 2021
FOR VALUE RECEIVED, the undersigned, ALTISOURCE S.À R.L., a private limited liability company (société à responsabilité limitée) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 40, Avenue Monterey, L-2163, Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies register (Registre de commerce et des sociétés, Luxembourg) under number B-189519 (the “Borrower”), hereby promises to pay STS Master Fund, Ltd. (the “Lender”), on June 22, 2024 the lesser of Twenty Million Dollars ($20,000,000.00) or the aggregate unpaid principal amount of the loans made by the Lender to the Borrower pursuant to the Credit Agreement referred to below. The Borrower promises to pay interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the per annum rate applicable to such unpaid principal amount as provided in such Credit Agreement and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and principal and fees at the rate specified in such Credit Agreement, all such interest being payable as provided in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.
Payments hereunder shall be made to the Lender at 1195 Bangtail Way, Steamboat Springs, CO 80487.
All loans made by the Lender pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made a part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower under this Note, such Credit Agreement or under any other Credit Document.
This Note evidences borrowings under, and is entitled to the benefits and security of, and is subject to the provisions of, the Credit Agreement dated as of the date hereof, as from time to time in effect (the “Credit Agreement”), between the maker and the payee hereof. The principal of this Note may be prepaid in whole or from time to time in part, all as set forth in the Credit

Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.
In case an Event of Default shall occur and be continuing, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.
This Note shall be governed by and construed in accordance with the laws of the State of New York.
The parties hereto, including the Borrower and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.

ALTISOURCE S.À R.L.

By____________________________________
    Title:

[Signature Page to Note]

LOAN AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By

____________________________________________________________
___________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________
____________________________________________________________

Exhibit 5.1
MANAGER'S CERTIFICATE
Pursuant to Section 2 of the Credit Agreement dated as of June 22, 2021 as now in effect (the “Credit Agreement”), between the undersigned Altisource S.À R.L. (the “Borrower”) and STS Master Fund, Ltd. (the “Lender”), the Borrower requests that a loan in the amount of $_________be made on _______, ____ (the “Closing Date”) and be funded into the account specified below.
Bank name: _________________
Bank Address:     _________________
Routing Number: _________________
Account Number: _________________

In connection with the foregoing request, the Borrower represents and warrants that the representations and warranties contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as though originally made on and as of the date hereof; and no Default exists on the date hereof or will exist after giving effect to the extension of credit requested hereby.
The foregoing representations and warranties shall be deemed made by the Borrower on the requested Closing Date unless the Borrower shall have notified the Lender in writing to the contrary prior to such Closing Date.
Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.
This certificate has been executed by a duly authorized officer this _____day of ________, ____.

ALTISOURCE S.À R.L.

By__________________________
    Title: